UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2018

TopBuild Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36870	47-3096382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 North Williamson Boulevard Daytona Beach, Florida 32114
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (386) 304-2200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

On March 28, 2018, TopBuild Corp., a Delaware corporation (“TopBuild”), together with certain of its subsidiaries, Bank of America, N.A., in its capacity as administrative agent for the lenders, and each of the lenders party thereto, entered into an amendment (the “Amendment”) to TopBuild’s Credit Agreement, dated as of May 5, 2017 (the “Credit Agreement”).

Pursuant to the Amendment, TopBuild’s acquisition of USI Legend Parent, Inc. (“USI”) pursuant to that certain previously reported Agreement and Plan of Merger, dated March 1, 2018,  is specifically permitted under the Credit Agreement.  Additionally, the Amendment (i) extended until August 29, 2018 the period during which TopBuild may access the Credit Agreement’s $100.0 million delayed-draw term loan feature and (ii) provides that TopBuild may issue up to $500.0 million of senior notes in connection with its acquisition of USI.  Except as described in this Current Report on Form 8-K, the material terms of the Credit Agreement remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

Date: April 3, 2018	By:	/s/ John S. Peterson
John S. Peterson
Vice President and Chief Financial Officer